Execution Copy

CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into this 16th day of May, 2011, by and between SALIENT MLP & ENERGY INFRASTRUCTURE FUND, a Delaware statutory trust (the “Fund”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), as a closed-end, non-diversified management investment company; and

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and

WHEREAS, the Fund desires to retain the Custodian to act as custodian of its cash and securities and of the wholly owned subsidiaries listed on Exhibit A attached hereto (as amended from time to time, collectively the “Funds”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below, unless the context otherwise requires:

1.1 “Authorized Person” means any Officer or other person duly authorized by the Board to give Written Instructions on behalf of the Funds and named in Exhibit B hereto or in such resolutions of the Board, certified by an Officer, as may be received by the Custodian from time to time.

1.2 “Board” shall mean the Board of Trustees from time to time serving under the Funds’ declaration of trust, as amended from time to time.

1.3 “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4 “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Funds compute the net asset value of Shares of the Funds.

1.5 “Fund Custody Account” shall mean any of the accounts in the name of the Funds, which are provided for in Section 3.2 below.

1.6 “IRS” shall mean the Internal Revenue Service.

1.7 “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

1.8 “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Funds.

1.9 “Proper Instructions” shall mean Written Instructions.

1.10 “SEC” shall mean the Securities and Exchange Commission.

1.11 “Securities” shall have the same meaning assigned to such term in the 1940 Act, and include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and service.

1.12 “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities, any successor or nominee of such clearing agency.

1.13 “Shares” shall mean, with respect to each Fund, the units of beneficial interest issued by the Fund on account of the Fund.

1.14 “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “eligible foreign custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Funds’ assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Funds’ assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Funds or as being held by a third party for the benefit of the Funds; (v) that the Funds’ independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Funds will receive periodic reports with respect to the safekeeping of the Funds’ assets, including, but not limited to, notification of any transfer to or from each Fund’s account or a third party account containing assets held for the benefit of the Funds. Such contract may contain, in lieu of any or all of the provisions specified in (i) – (vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Funds’ assets as the specified provisions.

1.15 “Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons, (ii) communications by telex or any other such system from two or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices that have been authorized by two Authorized Persons and provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.1	Appointment. The Funds hereby appoint the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.2	Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Fund:

(a)	A copy of the Funds’ declaration of trust, certified by an Officer;

(b)	A copy of the Funds’ bylaws, certified by the Secretary;

(c)	A copy of the resolution of the Board appointing the Custodian, certified by the Secretary;

(d)	A copy of the current prospectus of the Funds (the “Prospectus”); and

(e)	A certification of the Secretary of the Funds setting forth the names and signatures of the current officers and trustees of the Funds and other Authorized Persons; and

(f)	An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit E.

2.3	Notice of Appointment of Transfer Agent. The Fund agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Funds.

ARTICLE III

CUSTODY OF CASH AND SECURITIES

3.1	Segregation. All Securities and non-cash property held by the Custodian for the account of the Funds (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Fund) and shall be identified as subject to this Agreement.

3.2	Fund Custody Accounts. The Custodian shall open and maintain in its trust department custody account(s) in the name of each Fund coupled with the name of each Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Funds which are delivered to it.

3.3	Appointment of Agents.

(a)	In its discretion, but subject to prior approval by the Board, the Custodian may appoint one or more Sub-Custodians registered and domiciled in the United States to act as Securities Depositories or as sub-custodians to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Funds shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians appointed by it as if such actions had been taken by the Custodian.

(b)	If, after the initial approval of Sub-Custodians by the Board in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Funds, it will so notify the Funds and provide it with information reasonably necessary to determine any such new Sub-Custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. At the meeting of the Board next following receipt of such notice and information, the Funds shall give their written approval or disapproval of the proposed action.

(c)	Each Agreement between the Custodian and a Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(d)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of the placement of the Securities and cash of the Funds with a particular Sub-Custodian and of any material changes in the Funds’ arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Funds from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(e)	With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Funds that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Funds. The Custodian further warrants that the Funds’ assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for the Funds’ assets; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether the Funds will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(f)	The Custodian shall establish a system to monitor the appropriateness of maintaining the Funds’ assets with a particular Sub-Custodian and the contract governing the Funds’ arrangements with such Sub-Custodian.

3.4	Delivery of Assets to Custodian. The Funds shall deliver, or cause to be delivered, to the Custodian all of the Funds’ Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (ii) all cash received by the Funds for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.5	Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Funds kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of the Funda maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Funds.

(d)	If Securities purchased by the Funds are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Funds. If Securities sold by the Funds are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Funds.

(e)	The Custodian shall provide the Funds with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)

Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Funds for any loss or damage to the Funds resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Funds shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Funds arising from the use of such Book-

Entry System or Securities Depository, if and to the extent that the Funds have not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Funds that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Funds, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.6	Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Funds’ Custody Account but only in the following cases:

(a)	For the purchase of Securities for the Funds but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts, and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Funds or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Funds and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Funds;

(c)	For the payment of any dividends or capital gain distributions declared by the Funds;

(d)	In payment of the price of Shares repurchased in open market purchases or through tender offers as provided in Section 5.1 below;

(e)	For the payment of any expense or liability incurred by the Funds, including, but not limited to, the following payments for the account of the Funds: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Funds; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among the Funds, the Custodian, and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

(g)	For transfer in accordance with the provisions of any agreement among the Funds, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds;

(h)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt of Proper Instructions, which can be standing instructions and a copy of a resolution of the Board, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.7	Delivery of Securities from Funds’ Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Funds’ Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of the Funds but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Funds; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of each Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Funds;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Funds, but only against receipt of such collateral as the Funds shall have specified to the Custodian in Proper Instructions;

(j)	For delivery as security in connection with any borrowings by the Funds requiring a pledge of assets by the Funds, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Funds;

(l)	For delivery in accordance with the provisions of any agreement among the Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

(m)	For delivery in accordance with the provisions of any agreement among the Funds, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds; or

(n)	For any other proper corporate purpose, but only upon receipt of Proper Instructions, which can be standing instructions and a copy of a resolution of the Board, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.8	Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Funds, the Custodian shall with respect to all Securities held for the Funds:

(a)	Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Funds are entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 9.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of each Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Funds at such time, in such manner and containing such information as is prescribed by the IRS;

(f)	Hold for the Funds, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Funds; and

(g)	In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Funds.

3.9

Registration and Transfer of Securities. All Securities held for the Funds that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Funds may be registered in the name of each Fund, the Custodian, a Sub-Custodian, or any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Funds shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry

System or Securities Depository, any Securities registered in the name of each Fund.

3.10	Records.

(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Funds, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Funds as the Funds shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Funds and in compliance with the rules and regulations of the SEC, (ii) be the property of the Funds and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Funds and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.11	Fund Reports by Custodian. The Custodian shall furnish the Funds with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Funds with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Funds under this Agreement. The Custodian shall reconcile the Funds’ cash and securities on a daily basis with the Funds’ Accountant.

3.12	Other Reports by Custodian. As the Funds may reasonably request from time to time, the Custodian shall provide the Funds with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13	Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Funds to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Funds such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.14	Information on Corporate Actions. The Custodian shall promptly deliver to the Funds all information received by the Custodian and pertaining to Securities being held by the Funds with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit C. If the Funds desire to take action with respect to any tender offer, exchange offer or other similar transaction, the Funds shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Funds will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

ARTICLE IV

PURCHASE AND SALE OF THE INVESTMENTS OF THE FUNDS

4.1	Purchase of Securities. Promptly upon each purchase of Securities for the Funds, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Funds pay out of the moneys held for the account of the Funds the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Funds, if in the Fund Custody Account there is insufficient cash available to the Funds for which such purchase was made.

4.2	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Funds is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Funds for such payment.

4.3

Sale of Securities. Promptly upon each sale of Securities by the Funds, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Funds as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may (subject to the Funds’ right to designate the form of payment, i.e., cash, securities, etc.) accept payment in such manner as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4	Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Funds shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.5	Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Funds, and (iii) income from cash, Securities or other assets of the Funds. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Funds to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.6	Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Funds to facilitate the settlement of a Funds’ transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V

REPURCHASE OF FUND SHARES

5.1	Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to repurchase Shares of the Funds in open market purchases or pursuant to a tender offer, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Funds may designate.

5.2	No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI

SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)	in accordance with the provisions of any agreement among the Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds;

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Funds or in connection with financial futures contracts (or options thereon) purchased or sold by the Funds;

(c)	which constitute collateral for loans by the Funds;

(d)	for purposes of compliance by the Funds with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)	for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Funds only. All Proper Instructions relating to a segregated account shall specify the Funds.

ARTICLE VII

COMPENSATION OF CUSTODIAN

7.1

Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Funds shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Funds shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Funds are disputing any amounts in good faith. The Funds shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Funds are disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Funds to the Custodian shall only be paid out of the assets and property of the particular Funds involved.

7.2	Overdrafts. The Funds are responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Funds may obtain a formal line of credit for potential overdrafts of the custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of the Funds. The Funds hereby represent and warrant to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	They are duly organized and existing under the laws of their jurisdiction of their organization, with full power to carry on their business as now conducted, to enter into this Agreement and to perform their obligations hereunder;

(b)

This Agreement has been duly authorized, executed and delivered by the Funds in accordance with all requisite action and constitutes a valid and legally binding obligation of the Funds, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	They are conducting their business in compliance in all material respects with all applicable laws and regulations, both state and federal, and have obtained all regulatory approvals necessary to carry on their business as now conducted; there is no statute, rule, regulation, order or judgment binding on them and no provision of their charter, bylaws or any contract binding them or affecting their property which would prohibit their execution or performance of this Agreement.

8.2 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Funds, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(d)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(e)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(f)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE IX

CONCERNING THE CUSTODIAN

9.1 Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Funds of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Funds or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Funds if such Securities are in default or payment is not made after due demand or presentation.

9.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

9.6 Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Funds to keep the books of account of the Funds and/or compute the value of the assets of the Funds. The Custodian shall take all such reasonable actions as the Funds may from time to time request to enable the Funds to obtain, from year to year, favorable opinions from the Funds’ independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Funds’ reports on Form N-2 and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Funds of any other requirements of the SEC.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by the Funds. The Funds shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Funds, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Funds, their successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Funds from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Funds may sustain or incur or that may be asserted against the Funds by any person arising out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Funds” shall include the Funds’ directors, trustees, officers and employees.

10.3 Security. If the Custodian advances cash or Securities to the Funds for any purpose, either at the Funds’ request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Funds shall be security therefor, and should the Funds fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Funds and to dispose of other assets of such Funds to the extent necessary to obtain reimbursement or indemnification.

10.4 Miscellaneous.

(a)	Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c)	In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE XI

FORCE MAJEURE

Neither the Custodian nor the Funds shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Funds in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XII

PROPRIETARY AND CONFIDENTIAL INFORMATION

The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Funds, all records and other information relative to the Funds and prior, present, or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Funds. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Funds or their agent, shall not be subject to this paragraph.

Further, the Custodian will adhere to the privacy policies adopted by the Funds pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds and its shareholders.

ARTICLE XIII

EFFECTIVE PERIOD; TERMINATION

13.1 Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years.

13.2 Termination. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Funds may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.3 Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Funds and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Funds shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Funds, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Funds (if such form differs from the form in which the Custodian has maintained the same, the Funds shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.4 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Funds on or before the date of termination of this Agreement, then the

Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or trust company all Securities of the Funds held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Funds shall be returned to the Funds.

ARTICLE XIV

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Funds involving any class action litigation that impacts any security the Funds may have held during the class period. The Funds agree that the Custodian may file such claims on their behalf and understand that they may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Funds acknowledge that there are no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Funds may instruct the Custodian to distribute class action notices and other relevant documentation to the Fund(s) or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Funds.

In the event the Funds are closed, the Custodian shall only file the class action claims upon written instructions by an authorized representative of the closed Funds. Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

ARTICLE XV

MISCELLANEOUS

15.1 Compliance with Laws. The Funds have and retain primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002 (“Sox Act”), the USA Patriot Act of 2001 and the policies and limitations of the Funds relating to their portfolio investments as set forth in their Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Funds of their responsibilities for assuring such compliance or the Board’s oversight responsibility with respect thereto. Provided however, USBFS shall perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Funds in connection with any certification required of the Funds pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBFS’s standard of care as set forth herein. USBFS shall also provide sufficient documentation supporting such sub-certifications to enable the Funds’ officers to get comfortable that the internal controls and procedures implemented by USBFS are sufficient and have been operating effectively during the period covered by any SEC filing for which the Funds’ officers have to provide any certifications under the SOX Act.

15.2 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Funds, and authorized or approved by the Board.

15.3 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Funds without the written consent of the Custodian, or by the Custodian without the written consent of the Funds accompanied by the authorization or approval of the Board.

15.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.5 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.6 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.7 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.8 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association

U.S Bank, N.A.

1555 N. Rivercenter Dr., MK-WI-S302

Milwaukee, WI 53212

Attn: Tom Fuller

Phone: 414-905-6118

Fax: 866-350-5066

and notice to the Funds shall be sent to:

Salient MLP & Energy Infrastructure Fund

4265 San Felipe

Suite 800

Houston, TX 77027

15.9 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.10 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11 References to Custodian. The Funds shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Funds and such other printed matter as merely identifies Custodian as custodian for the Funds. The Funds shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

SALIENT MLP & ENERGY INFRASTRUCTURE FUND on behalf of itself and the wholly owned subsidiaries listed on Exhibit A of this Agreement.

By:	/s/ John E. Price
Name:	John E. Price
Title:	Treasurer

U.S. BANK, N.A.

By:	/s/ Michael R. McVoy
Name:	Michael R. McVoy
Title:	Vice President

EXHIBIT A

Names listed below are the wholly owned subsidiaries under the Salient MLP & Energy Infrastructure Fund

Salient MLP & Energy Infrastructure Fund, Inc.

EXHIBIT B

AUTHORIZED PERSONS – Salient MLP & Energy Infrastructure Fund

Set forth below are the names and specimen signatures of the persons authorized by the Funds to administer the Fund Custody Accounts. Execution of requests must be supported by signatures from two (2) authorized signatories on the list below.

Authorized Persons	Specimen Signatures
President:

Secretary:

Treasurer:

Vice President:

Other:

EXHIBIT C

U.S. Bank Institutional Custody Services

Standards of Service Guide

U.S. Bank, N.A. (“USBank”) is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client’s risk. In all cases, USBank will make every effort to complete all processing on a timely basis.

USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York Mellon as its agent for ineligible and foreign securities.

For corporate reorganizations, USBank utilizes SEI’s Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

For bond calls and mandatory puts, USBank utilizes SEI’s Bond Source, Kenny Information Systems, Standard & Poor’s Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.

Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.

Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

U.S. Bank Security Settlement Standards

Transaction Type	Instructions Deadlines-Central Time

Securities Eligible for DTC • Equities • Corporate & municipal bonds • Commercial paper • Medium-term notes • Collateralized mortgage issues • Zero coupon bonds (already at DTC)	1:00 p.m. on Settlement Date

Federal Reserve book-entry securities (includes treasuries, agencies, GNMAs)	12:30 p.m. on Settlement Date

Bank of New York Mellon – physical securities	11:00 a.m. on Settlement Date minus one

Purchase of physical security to be held in Milwaukee vault. Includes private placements	1 day prior to Settlement Date

Sale of physical security held in Milwaukee vault Proper documents must be included if asset in customer’s name	2 days prior to Settlement Date

U.S. Bank Payment Standards

Security Type	Income	Principal

Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Corporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA’s (P&I)	Payable Date + 1	Payable Date + 1

CMOs * DTC	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Investment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit*	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities

Federal Reserve Bank Book Entry	Payable Date	Payable Date

DTC	Payable Date + 1	Payable Date + 1

NOTE:	If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

U.S. Bank Corporate Reorganization Standards

Type of Action	Deadline for Client Instructions to U.S. Bank – Central Time

Voluntary offers including: • Rights • Warrants • Election mergers • Mandatory puts with option to retain • Optional puts • Voluntary tenders • Consents • Exchanges • Conversions	24 hours prior to expiration

Exhibit D to the Custody Agreement – Salient MLP and Energy Infrastructure Fund

EXHIBIT E

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

NAME OF FUND: SALIENT MLP & ENERGY INFRASTRUCTURE FUND

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

☐ YES	U.S. Bank is authorized to provide the Fund’s name, address and security position to requesting companies whose stock is owned by the Fund.

☐ NO	U.S. Bank is NOT authorized to provide the Fund’s name, address and security position to requesting companies whose stock is owned by the Fund.

SALIENT MLP & ENERGY INFRASTRUCTURE FUND on behalf of itself and the wholly owned subsidiaries listed on Exhibit A of this Agreement.

By:
Name:	John E. Price
Title:	Treasurer